UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

Laird Superfood, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-39537	81-1589788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 W. Lundgren Mill Drive, Sisters, Oregon		97759
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 670-6796

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Laird Superfood, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders on May 7, 2021. The total number of shares of the Company’s common stock voted in person or by proxy at the Annual Meeting was 5,179,065, representing approximately 58% of the 8,895,852 shares issued and outstanding and entitled to vote at the Annual Meeting and constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set out below.

Proposal 1. Election of Directors

The stockholders elected all seven nominees at the Annual Meeting to serve as directors until the Company’s Annual Meeting of Stockholders in 2022. The voting results were as follows:

Nominee	For	Withheld	Abstain	Broker Non-Votes
Geoffrey T. Barker	4,626,081	68,924	38,621	445,439
Jim Buechler	4,627,489	67,501	38,636	445,439
Maile Naylor	4,388,807	307,580	37,239	445,439
Gregory Graves	4,034,820	660,138	38,668	445,439
Laird Hamilton	4,598,418	108,379	26,829	445,439
Paul Hodge	4,636,966	69,395	27,265	445,439
Thomas Wetherald	4,527,733	178,533	27,360	445,439

Proposal 2. Ratification of the Appointment of the Independent Registered Public Accountants

The stockholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
5,123,978	8,677	46,410	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2021	Laird Superfood, Inc.

	By:	/s/ Valerie Ells
	Name:	Valerie Ells
	Title:	Chief Financial Officer